SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                            IFS INTERNATIONAL, INC.
              (Exact name of Registrant as specified in its charter)



           Delaware                               13-3393646
    (State of incorporation             (IRS Employer Identification
       or organization)                             Number)


Rensselaer Technology Park, 185 Jordan Road, Troy, New York        12180
      (Address of principal executive offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                     Name of each exchange on which
  to be registered                      each class is to be registered
---------------------------------       ------------------------------

Series A Convertible Preferred          Boston Stock Exchange
Stock, par value $.001 per share

Redeemable Series A Convertible         Boston Stock Exchange
Preferred Stock Purchase Warrants


Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $.001 per share
                              ----------------
                              (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.


          IFS International, Inc. (the "Registrant") is authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per share, and 50,000,000 shares of common stock, par value $.001 per share (the "Common Stock").

          The Board of Directors of the Registrant has adopted resolutions authorizing the designation of 20,000,000 shares of the preferred stock as Series A convertible preferred stock (the "Series A Preferred Stock") and that the Registrant issue Redeemable Series A Convertible Preferred Stock Purchase Warrants (the "Warrants"). Each share of Series A Preferred Stock is convertible, at the option of the holder, into one share of Common Stock.

          A description of the Series A Preferred Stock and Warrants is set forth under "Description of Securities" in Registrant's Registration Statement on Form SB-2 (File No. 333-11653) (the "Registration Statement") and such description is incorporated herein by reference.


Item 2.   Exhibits.

          4.1 Specimen certificate evidencing shares of Registrant's Series A Preferred Stock (1)

          4.2 Specimen certificate evidencing shares of Registrant's Warrants (1)

          4.3 Specimen certificate evidencing shares of Registrant's Common Stock (1)

          4.4  Certificate of Designation of Series A Preferred Stock (1)

          4.5 Certificate of Incorporation of Registrant, as amended (1)

          4.6  By-laws of Registrant (1)

          4.7  Form of Redeemable Warrant Agreement between
               Registrant, Duke & Co., Inc. and American Stock
               Transfer & Trust Company, as warrant agent (1)

          4.8 "Description of Securities" on pages 34-36 of Amendment No. 1 to the Registration Statement (1)



-------------
(1) Denotes documents filed or to be filed as an exhibit to the Registration Statement, SEC File Number 333-11653, and incorporated herein by reference.

                                 SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              IFS INTERNATIONAL, INC.



                              By: /s/ Frank A. Pascuito
                                  Frank A. Pascuito
                                  Chief Executive Officer


Dated: January 24, 1997